Exhibit 4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: April 23, 2019

WATER ASSET MANAGEMENT, LLC

By:	/s/ Marc Robert
Name: Marc Robert
Title: Chief Operating Officer

TRF MASTER FUND (CAYMAN) LP

By:	Water Investment Advisors (Cayman), Ltd., its general partner

By:	/s/ Marc Robert
Name: Marc Robert
Title: Chief Operating Officer

WATER INVESTMENT ADVISORS (CAYMAN), LTD.

By:	/s/ Marc Robert
Name: Marc Robert
Title: Chief Operating Officer

/s/ Anthony L. Arnerich
Name: Anthony L. Arnerich

/s/ John A. Bohn
Name: John A. Bohn

/s/ Jeffrey J. Brown
Name: Jeffrey J. Brown